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                                                                   Exhibit 5.1


                           JONES, DAY, REAVIS & POGUE
                              599 Lexington Avenue
                            New York, New York 10022




                                October 30, 1997




IRI International Corporation
1000 Louisiana
Houston, Texas 77002


                 Re:      13,800,000 Shares of Common Stock,
                          Par Value $.01 Per Share,
                          to Be Offered Through Underwriters
                          ----------------------------------

Gentlemen:

                 We are acting as counsel for IRI International Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of up to 13,800,000 shares of common stock, par value $.01 per share, of the Company (the "Shares") in accordance with (i) the underwriting agreement to be entered into (the "U.S. Underwriting Agreement") among the Company, Lehman Brothers Inc., Howard, Weil, Labouisse, Friedrichs Incorporated, Prudential Securities Incorporated and Credit Lyonnais Securities (USA) Inc., as representatives of the several U.S. underwriters named therein (collectively, the "U.S. Underwriters"), and (ii) the international underwriting agreement to be entered into (together with the U.S. Underwriting Agreement, the "Underwriting Agreements") among the Company and Lehman Brothers International Europe, Credit Lyonnais Securities, Howard, Weil, Labouisse, Friedrichs Incorporated, and Prudential-Bache Securities (U.K.) Inc., as representatives of the several International Managers named therein (together with the U.S. Underwriters, the "Underwriters").

                 We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the Shares are duly authorized and, when issued and delivered to the





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IRI International Corporation
October 30, 1997
Page 2


Underwriters pursuant to the duly executed and delivered Underwriting Agreements and against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement No. 333- 35117 on Form S-1, as amended, filed by the Company to effect registration of the Shares under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                             Very truly yours,



                                             Jones, Day, Reavis & Pogue